                                                                      EXHIBIT 12

OUTBOARD MARINE CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES



                                             Post-Merger    Pre-Merger
                                               Company        Company                          Pre-Merger Company
                                             --------------------------     --------------------------------------------------------
                                             Six Month's ended March 31                     Years ended September 30
                                                1998             1997        1997         1996         1995         1994      1993
                                                ----             ----        ----         ----         ----         ----      ----
(In millions except ratios)
Earnings (loss):
 Earnings (loss) before provision for
  income taxes                               $ (14.4)          $ (19.8)     $ (76.3)    $ (10.4)      $ 60.8       $ 53.4   $(159.9)

 Interest expense                               14.4               8.4         16.2        12.3         23.1         15.1      19.8
 Interest portion of rent expense                0.6               0.6          1.1         1.2          1.3          1.3       1.0
                                             -------           -------      -------     -------       ------       ------   -------
  Earnings (loss)                            $   0.6           $ (10.8)     $ (59.0)    $   3.1       $ 85.2       $ 69.8   $(139.1)
                                             =======           =======      =======     =======       ======       ======   =======
Fixed Charges:
 Interest expense                               14.4               8.4         16.2        12.3         23.1         15.1      19.8
 Interest portion of rent expense                0.6               0.6          1.1         1.2          1.3          1.3       1.0
                                             -------           -------      -------     -------       ------       ------   -------
  Fixed Charges                              $  15.0           $   9.0      $  17.3     $  13.5       $ 24.4       $ 16.4   $  20.8
                                             =======           =======      =======     =======       ======       ======   =======
Ratio of earnings to fixed charges              0.04                                        0.2          3.5          4.3
                                             =======                                    =======       ======       ======
Excess of fixed charges over earnings                          $  19.8      $  76.3                                         $ 159.9
                                                               =======      =======                                         =======